Exhibit 7.02
                                                                    ------------

                                ESCROW AGREEMENT

         This Escrow Agreement (this "AGREEMENT") is entered into as of June 28, 1996, by and among Astea International Inc., a Delaware corporation (the "COMPANY" or "ASTEA"), Per Edstrom (the "REPRESENTATIVE") as representative of the shareholders, Per Edstrom, Henrik Lindberg and Orjann Grinndal (the "HOLDERS") of Abalon AB and its affiliated entities ("ABALON"), the Holders, and Midlantic Bank, N.A., a national banking association, as escrow agent (the "ESCROW AGENT").

         A. The Holders, Astea, Abalon and its affiliated entities entered into a Share Purchase Agreement dated as of June 20, 1996 (the "SHARE AGREEMENT") pursuant to which the Holders sold, transferred and assigned their interests in Abalon and its affiliated entities to Astea (the "TRANSACTION"). The capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Share Agreement.

         B. Pursuant to the Share Agreement, Astea is paying to the Holders cash consideration of approximately $8,550,000 and is issuing to the Holders an aggregate of 233,236 shares of Astea Common Stock with a fair market value of approximately $6,000,000.

         C. The Share Agreement provides that shares of Astea Common Stock equaling fifteen percent (15%) of the value of the Transaction, or 84,840 shares of Astea Common Stock ($2,182,500 / $25.725 per share = 84,840 shares, that are to be issued to the Holders in the Transaction (collectively, the "ESCROW SHARES"), and are to be deducted from the aggregate of 233,236 shares of Astea Common Stock to be issued to the Holders in the Transaction and placed in an escrow account (the "ESCROW ACCOUNT") held by the Escrow Agent to secure certain indemnification obligations of the Holders to indemnified persons under the Share Agreement, pursuant to the terms and conditions set forth therein and herein. The number of Escrow Shares required to be deposited in the Escrow Account pursuant to the Share Agreement by the Holders are set forth on EXHIBIT A attached hereto.

         D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Account.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1.       ESCROW AND INDEMNIFICATION.

                  (a) ESCROW OF SHARES. Promptly after the Closing, Midlantic Bank, N.A. as transfer agent (the "TRANSFER AGENT") will deliver to and deposit with the Escrow Agent the Escrow Shares, who will hold them in escrow as collateral for the indemnification obligations of the Holders under the Share Agreement until such time that the Escrow Agent is required to release such Escrow Shares pursuant to the terms of the Share Agreement and this Agreement. The Escrow Shares will include "ADDITIONAL ESCROW SHARES" as that term is defined in Section 2(b) of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in escrow subject to the terms and conditions of this Agreement.

                  (b) INDEMNIFICATION. Astea and the other indemnified persons are indemnified pursuant to the terms of Article 9 of the Share Agreement (which terms are incorporated herein by reference) and EXHIBIT B hereto (which terms are intended to be identical in substance to the terms of Article 9 of the Share Agreement as incorporated herein by reference) from and against any Damages, subject to the limitations set forth in the Share Agreement and EXHIBIT B attached hereto. (For purposes of this Agreement, references will include all other indemnified persons, as applicable.) In the event of a conflict or inconsistency between the terms of this Agreement and the Share Agreement, the rights and obligations, as between the Holders and Astea, shall be determined by the Share Agreement. The Escrow Shares will be security for this indemnity obligation, subject to the limitations, and in the manner provided, in Article 9 of the Share Agreement regarding indemnification and in this Agreement and EXHIBIT B hereto. Promptly after the receipt of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under the Share Agreement, Astea will give the Representative and the Escrow Agent written notice of such claim, damage, legal action or proceeding (a "CLAIM") in accordance with Section 3 hereof. Within ten (10) days of delivery of such written notice, the Representative may, at the expense of the Holders (to be incurred by each Holder in proportion to their percentage interests in the Escrow Shares as set forth on EXHIBIT A hereto), elect to take all necessary steps to properly contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to the Representative. If the Representative makes the foregoing election, Astea will have the right to participate at its own expense in all proceedings. If the Representative does not make such election, Astea shall be free to handle the prosecution or defense of any such claim and will notify the Representative of the progress of any such Claim, will permit the Representative, at the sole cost of the Holders (to be incurred by each Holder in proportion to their percentage interests in the Escrow Shares as set forth on EXHIBIT A hereto), to participate in such prosecution or defense and will provide the Representative with reasonable access to all relevant information and documentation relating to the Claim and Astea's prosecution or defense thereof. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim unless (A) the settlement provides for an unconditional release and discharge of the indemnified person and the indemnified person is reasonably satisfied with such discharge and release, and (B) the written consent of either Astea (if the Representative defends the Claim) or the Representative (if Astea defends the Claim), has been granted, such consent not to be unreasonably withheld, conditioned or delayed in accordance with EXHIBIT B hereto.

                  (c) LIMITATION ON LIABILITY. The maximum liability of each Holder under the Share Agreement or applicable law (including, but not limited to, Section 9.3 of the Share Agreement), and Astea's sole and exclusive remedy under the Share Agreement or applicable law (other than for intentional fraud or willful misconduct) will be as set forth in EXHIBIT B attached hereto and in
Article 9 of the Share Agreement.

         2.       DEPOSIT OF ESCROW SHARES; RELEASE FROM ESCROW.

                  (a) DELIVERY OF ESCROW SHARES. On the Closing Date, Astea and the Holders will deliver written instructions to the Transfer Agent to deliver to the Escrow Agent and deposit in the Escrow Account the Escrow Shares allocable to the Holders (the "INITIAL ESCROW SHARES"). The Escrow Agent will deposit in the Escrow Account the Escrow Shares in the form of duly authorized stock certificates issued in the respective names of the Holders in the respective amounts set forth on EXHIBIT A (each, a "HOLDER'S ESCROW SHARES"). In the event Astea issues any Additional Escrow Shares (as defined below), such shares will be issued and delivered to the Escrow Agent in the same manner as the Initial Escrow Shares delivered on the Closing Date.

                  (b) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Code ("ADDITIONAL ESCROW SHARES"), any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Initial Escrow Shares will be distributed currently by Astea to the Holders. Each Holder will have the right to vote the Escrow Shares deposited in the Escrow Account for the account of such Holder so long as such Escrow Shares are held in escrow, and Astea and the Escrow Agent will each take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, each Holder will retain and will be able to exercise all rights set forth in Section 1.5.4 of EXHIBIT B, as well as all other incidents of ownership of said Escrow Shares that are not inconsistent with the terms and conditions hereof.

                  (c) DISTRIBUTION TO HOLDERS. (i) Upon the occurrence of any event set forth in Section 1.5.4 of EXHIBIT B;

                           (ii) Within five  business days after April 30, 1997,
upon the receipt by the Escrow Agent of joint written instructions from Astea and the Representative, the Escrow Agent will release from the Escrow Account and deliver to each Holder the LESSER of (A) fifty percent (50%) of such Holder's Escrow Shares (as defined below) then remaining in escrow (after subtracting all Escrow Shares previously released from escrow to satisfy indemnification claims pursuant to the Share Agreement and this Agreement) or (B) the number of Escrow Shares such that the Escrow Shares remaining in the Escrow Account after release of such Escrow Shares would equal the number of Escrow Shares (the "PENDING CLAIMS ESCROW SHARES") subject to possible delivery in accordance with Sections 1.5 and
1.6 of EXHIBIT B and the Share Agreement with respect to any then pending but unresolved Claims of Astea or any third party, which pending or unresolved Claims expressly include, without limitation, (i) any Claims for which Astea has provided a written Notice of Claim (as defined below) to the Sellers but the Representative has not yet filed a written objection and the Response Period has not elapsed and (ii) all Open Claims (as defined below); or

                           (iii) Within five business  days after  September 30,
1997, upon the receipt by the Escrow Agent of joint written instructions from Astea and the Representative, the Escrow Agent will release from the Escrow Account and deliver to each Holder the LESSER of (A) all of such Holder's Escrow Shares then remaining in the Escrow Account (after subtracting all Escrow Shares previously released from escrow pursuant to clause (i) of this Section or to satisfy indemnification claims pursuant to the Share Agreement or this Agreement) or (B) the number of Escrow Shares such that the Escrow Shares remaining in the Escrow Account after release of such Escrow Shares would equal the Pending Claims Escrow Shares.

         Any Pending Claims Escrow will be released to the Holders or released to Astea for cancellation (as appropriate) promptly upon final resolution of each specific Claim involved.

                  (d) RELEASE OF SHARES. The Escrow Shares will be held by the Escrow Agent until required to be released pursuant to the Share Agreement and this Agreement. After each release condition is met pursuant to Section 2(c) above, the Escrow Agent will deliver to the Holders the requisite number of Escrow Shares to be released on such dates. Such delivery will be in the form of stock certificate(s) issued in the name of each Holder. The Representative undertakes to deliver a timely prior notice to the Escrow Agent identifying the number of Escrow Shares to be released. Astea will take such action as may be necessary to cause stock certificates to be issued in the name of the Holders. Cash will be paid in lieu of fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by the closing sale price of Astea Common Stock reported by the NASDAQ Stock Market on the day immediately preceding the applicable release (the "CLOSING PRICE"). Within five business days after written request from the Representative, Astea will submit a certified schedule of the cash amounts payable for fractional shares and will deposit with Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

                  (e) NO ENCUMBRANCE. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Holders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Holders (other than such Holders' obligations under Article 9 of the Share Agreement), prior to the delivery to such Holders of the Escrow Shares by the Escrow Agent in accordance with the Share Agreement and this Agreement.

                  (f) POWER TO TRANSFER ESCROW SHARES. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares as directed by any Holder in accordance with the terms and conditions of this Agreement and to hold the proceeds therefrom, and, absent any specific written instructions of such Holder, to invest such proceeds in a money market fund managed by Midlantic Bank, N.A. Astea will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfer.

                  (g)   LEGEND.   The  Escrow   Shares  will  bear  the  legends
substantially in the form set forth in EXHIBIT C.

         3.       NOTICE OF CLAIM

                  (a) Each notice of a Claim by (the "NOTICE OF CLAIM") will be in writing and will contain the following information to the extent it is reasonably available.

                           (i) Astea's  good faith  estimate  of the  reasonably
foreseeable maximum amount of the alleged damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Abalon or any Holder or Holders based on alleged facts, which if true, would constitute a breach of Abalon's or such Holder's or Holders' representations and warranties); and

                           (ii) A brief  description in reasonable detail of the
facts, circumstances or events giving rise to the alleged damages based on Astea's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Astea) and copies of any formal demand or complaint.

                  (b) The Escrow Agent will not transfer any of the Escrow Shares held in the Escrow Account pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4 below.

         4.       RESOLUTION OF NOTICE OF CLAIM AND TRANSFER OF ESCROW SHARES.

                  Any Notice of Claim received by the Representative and the Escrow Agent pursuant to Section 3 above will be resolved, in accordance with
Article 9 of the Share Agreement and EXHIBIT B attached hereto, as follows:

                  (a) UNCONTESTED CLAIMS. In the event that the Representative does not contest a Notice of Claim in writing to the Escrow Agent and the amount demanded is not paid within 30 calendar days after a Notice of Claim containing a statement of the Claim is delivered pursuant to Section 7 below, Astea will instruct the Escrow Agent to promptly transfer to the indemnified party that number of Escrow Shares having a value (determined by Astea and the Representative in accordance with Article 9 of the Share Agreement and Section 1.5 of EXHIBIT B) equal to the amount of such Claim.

                  (b) OPEN CLAIMS. In the event that Sellers representing at least a majority in interest of the Escrow Shares give written notice contesting all, or a portion of, a Notice of Claim to Astea and the Escrow Agent (an "OPEN CLAIM") within the 30-day period provided above, the Escrow Agent shall reserve within the Escrow Shares an amount of Escrow Shares equal to the amount of such Open Claim, in accordance with Article 9 of the Share Agreement and EXHIBIT B hereto, and matters that are subject to third party claims brought against Astea or Abalon in litigation or arbitration, and matters that arise between Astea on the one hand and Abalon or the Holders on the other hand ("ARBITRABLE CLAIMS"), will be resolved in accordance with the arbitration provisions set forth in
Section 11.10 of the Share Agreement.

                           (i)  ARBITRATION.  In the event that an agreement and
accord cannot be reached between the parties after good faith negotiation, either Astea or the Representative may demand to settle any Open Claim not in pending litigation with a third party by arbitration in accordance with the procedures and terms set forth in Section 11.10 of the Share Agreement and
Section 1.12 of EXHIBIT B.

                           (ii) TERMS OF ARBITRATION.  The arbitrator(s)  chosen
in accordance with Section 11.10 of the Share Agreement and Section 1.12 of EXHIBIT B will not have the power to alter, amend or otherwise affect the terms of the provisions of this Agreement, EXHIBIT B or the Share Agreement.

                           (iii)   EXCLUSIVE   REMEDY.    The    indemnification
provisions of Article 9 of the Share Agreement, also set forth as EXHIBIT B hereto, will be the sole and exclusive remedy of the parties for any Claim arising out of the Share Agreement or this Agreement.

                  (c) DETERMINATION OF AMOUNT OF CLAIMS. Any amount owed to Astea hereunder, determined pursuant to Section 4(a) or (b) above, will be immediately payable out of the Escrow Shares then held by the Escrow Agent valued as set forth in Section 9.6.3 of the Share Agreement and Section 1.5.3 of EXHIBIT B.

         5.       LIMITATION OF ESCROW AGENT'S LIABILITY.

                  (a) NO LIABILITY OF ESCROW AGENT. The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

                  (b) RESIGNATION BY ESCROW AGENT. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 10 hereof or (ii) file a suite in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Astea will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 9 hereof) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's right under this
Section 5 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purpose of Section 9 hereof).

                  (c) INDEMNIFICATION OF ESCROW AGENT. Each other party hereto, jointly and severally (each an "INDEMNIFYING PARTY" and together the "INDEMNIFYING PARTIES"), hereby covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, Escrow Agent's employees and agents (severally and collectively, "ESCROW AGENT"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by Escrow Agent relating in any way to this Agreement or Escrow Agent's services hereunder. This indemnity shall exclude gross negligence and willful misconduct on Escrow Agent's part.

                  (d) PARTICIPATION IN DEFENSE. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both Escrow Agent and the Indemnifying Parties, Escrow Agent's retention of separate counsel shall be reimbursable as hereinabove provided. Escrow Agent's right to indemnification hereunder shall survive Escrow Agent's resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

                  (e) NOTICE BY ESCROW AGENT. Escrow Agent hereby warrants that Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telex confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow Agent, or any action commenced against Escrow Agent, within ten
(10) business days after Escrow Agent's receipt of written notice of such claim. However, Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 5.

         6. HOLDERS' REPRESENTATION. For purposes of this Agreement, the Holders have consented to the appointment of the Representative, as representative of the Holders, and as attorney-in-fact for and on behalf of each Holder, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the masking of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to Astea of the Escrow Shares, or any portion thereof, in satisfaction of Claims, (ii) agree to, negotiate, enter into settlement and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any claims, and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative will have unlimited authority and power to act on behalf of each Holder with respect to this Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement so long as all Holders are treated in the same manner. The Holders will be bound by all actions taken by the Representative in connection with this Agreement, and Astea will be entitled to rely on any action or decision of the Representative. In performing his functions hereunder, the Representative will not be liable to the Holders in the absence of gross negligence or willful misconduct by the Representative. The Representative may resign from such position, effective upon a new representative being appointed in writing by Holders who beneficially own a majority of the Escrow Shares.

         7. NOTICES. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and will be deemed delivered (i) when personally served or when delivered by telex or facsimile (to the telex or facsimile number of the person to whom the notice is given), (ii) the first business day following the date of deposit with an overnight courier service or (iii) on the earlier of actual receipt of the third business day following the date on which the notice is deposited in first class air mail, postage prepaid, addressed as follows:


If to the Escrow Agent:

         Midlantic Bank
         c/o Corporate Trust Department
         P.O. Box 600
         Edison, New Jersey  08818
         Attn: Mr. John H. Gaffney

If to Astea:

         Astea International Inc.
         55 Middlesex Turnpike
         Bedford, Massachusetts  01730
         Attn: Caesar J. Belbel, Esq.

If to the Representative of the Holders:

         Per Edstrom
         c/o Abalon AB
         c/o Abalon AB
         P.O. Box 111 29
         161 11 Bromma
         Sweden

With copies to:

         Advokatfirman Delphi Lawyers
         P.O. Box 1432
         111 84
         Stockholm, Sweden
         Attn:  Mr. Per Berglof

         Foley, Hoag & Eliot
         1 Post Office Square
         Boston, MA  02109
         Attn:  Mr. Adam Sonnenschein

or to such other address as the Holders, the Representative or the Escrow Agent, as the case may be, designates in a writing delivered to each of the other parties hereto.

         8.       GENERAL


                  (a) GOVERNING LAW, ASSIGNS. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles, except that EXHIBIT B hereto will be governed by and construed in accordance with the laws of Sweden. This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                  (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one or more of which may be by facsimile signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (c) ENTIRE AGREEMENT. Except as otherwise set forth in the Share Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                  (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any part of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         9.       EXPENSES OF ESCROW AGENT

                  (a) ESCROW AGENT. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Astea upon receipt of a written invoice by Astea.

                  (b) REPRESENTATIVE. The Representative will not be entitled to receive any compensation from Astea or the Holders in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of this Agreement will be paid by the Holders to the Representative in proportion to their percentage interests in the Escrow Shares set forth on Exhibit A hereto.

         10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than thirty days' following such notice date of when such resignation will take effect. Astea will designate a successor Escrow Agent prior to the expiration of such ten-day period by giving written notice to the Escrow Agent and the Representative. Astea may appoint a successor Escrow Agent without the consent of the Representative, and may appoint any other successor Escrow Agent with the consent of the Representative, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Shares to such designated successor.

         11. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Share Agreement. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

         12. AMENDMENT. This Agreement may be amended by the written agreement of Astea, the Escrow Agent and the Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Astea and the Representative, the Escrow Agent will resign and Astea will appoint a successor Escrow Agent in accordance with Section 10 above.


                        [SIGNATURE PAGE ON FOLLOWING PAGE
                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                SIGNATURE PAGE TO
                                ESCROW AGREEMENT

         IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

ASTEA INTERNATIONAL INC.                        THE REPRESENTATIVE:



By: /s/ Caesar J. Belbel                        /s/ Per Edstrom
    _____________________________               ________________________________
                                                PER EDSTROM

   Title: Vice President and
          General Counsel
          _______________________


ESCROW AGENT                                    HOLDERS:
MIDLANTIC BANK

By:  /s/ John H. Gaffney                        /s/ Per Edstrom
    _____________________________               ________________________________
       Authorized Signatory                     PER EDSTROM

                                                /s/ Orjann Grinndal
                                                --------------------------------
                                                ORJANN GRINNDAL

                                                /s/ Henrik Lindberg
                                                --------------------------------
                                                HENRIK LINDBERG


                                                ABALON AB


   BY: /s/ Per Edstrom
      ______________________________
                                                  PER EDSTROM
                                                  CHAIRMAN AND CEO

                                    EXHIBIT A


                                     AGGREGATE
          HOLDER                 SHARES AT CLOSING            ESCROW SHARES
- --------------------------- -------------------------- -------------------------
PER EDSTROM                           77,746                     28,280
ORJANN GRINNDAL                       77,745                     28,280
HENRIK LINDBERG                       77,745                     28,280

                     EXHIBIT B -- INDEMNIFICATION PROCEDURES

       The parties to the foregoing Escrow Agreement agree and acknowledge that the indemnification procedures set forth in this Exhibit B are to be identical in substance to the indemnification procedures set forth in Article 9 of the Share Agreement. Terms not otherwise defined herein shall have the meanings assigned to such terms in the Share Agreement or in the foregoing Escrow Agreement.

         1.1 All representations and warranties contained in the Share Agreement and the Escrow Agreement shall survive the Closing until September 30, 1997, and shall not be affected by any investigation made or any knowledge acquired with respect thereto, except as expressly provided in Article 9 of the Share Agreement or in the Escrow Agreement.

         1.2 (a) From and after the Closing, the Sellers shall indemnify and hold the Buyer, on a pro rata basis, based on each Seller's proportionate interest in the Purchase Price, harmless from and against, and shall reimburse the Indemnified Parties for, any and all losses, damages, liabilities, obligations, judgments, decrees, penalties, taxes, or expenses (including but not limited to any reasonable legal or accounting fees or expenses) ("LOSSES") arising out of or in connection with:

                  (i) any inaccuracy in any representation or warranty made by the Sellers in Article 4 or 5 of the Share Agreement or the Disclosure Schedules thereto; or

                  (ii) any failure by the Sellers, or the Group, to perform or comply, in whole or in part, with any covenant in the Share Agreement.

              (b) From and after the Closing Date the Buyer shall hold the Sellers harmless from and against, and shall reimburse the Sellers for any and all Losses arising out of or in connection with:

                  (i) any inaccuracy in any representation or warranty made by the Buyer in the Share Agreement; and

                  (ii) any failure by the Buyer to perform or comply, in whole or in part, with any covenant or agreement contained in the Share Agreement.

         1.3 (a) No indemnified party shall be entitled to receive any indemnification payment with respect to any claims for indemnification under
Article 9 of the Share Agreement and this Exhibit B ("CLAIMS") until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification from Buyer or Sellers jointly exceed Swedish Krona 500,000 ("SEK") (the "THRESHOLD"); provided, however, that once such aggregate Losses exceed the Threshold, such indemnified parties shall be entitled to indemnification only for the aggregate amount of all Losses which exceed SEK 500,000 of Claims.

                  (b) In no event shall the liability of the Sellers under the Share Agreement and this Exhibit B for Losses incurred by Indemnified Parties exceed the value of the Share Consideration issued to the Sellers pursuant to the Share Agreement (that is, the total number of shares of Astea Common Stock issued to the Sellers under the Share Agreement) multiplied by the average of the last reported sale prices of Astea Common Stock on the Nasdaq National Market System over the 20 consecutive trading days ending with the day prior to the Closing Date. In no event shall the liability of Astea under the Share Agreement exceed US $6,000,000.

                  (c) The parties agree that the Sellers shall have a right, if possible, to cure a loss within 60 days after receipt of notification of a Claim and prior to submitting any Claim, the parties shall use reasonable efforts to determine the amount, if any, by which their Losses would be offset by recovery of insurance proceeds, reduction of tax liabilities or the creation of a tax benefit to Buyer, and to provide the indemnifying party notice of and a description of such determination. Any liability for indemnification shall be reduced to the extent any Losses specified in a Claim are reduced by such a recovery or reduction.

                  (d) No indemnified party shall be entitled to receive any indemnification payment with respect to any Claims under Article 9 of the Share Agreement and this Exhibit B which are the first asserted by an indemnified party after September 30, 1997 provided such Claim or Claims do not relate to Sellers' or Buyer's respective covenants surviving said date in which case claims may be asserted after September 30, 1997.

                  (e) Should the Buyer become aware of any Loss for which the Sellers might be liable the Buyer shall within ninety (90) days after the date when the Buyer became aware of the claim, issue a written notice thereof to the Sellers, and has no right to claim compensation should such notice not be issued.

         1.4 (a) An indemnified party shall notify the indemnifying party in writing within sixty (60) days after the assertion against the indemnified party of any claim by a third party (a "THIRD PARTY CLAIM") in respect of which the indemnified party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

              (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the indemnified party within 30 days after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 9.4
(b)(ii) of the Share Agreement shall govern.

                  (ii) The  indemnifying  party shall select counsel  reasonably acceptable to the indemnified party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the indemnified party and shall keep the indemnified party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the indemnified party and the indemnified party is reasonably satisfied with such discharge and release and (B) Buyer shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in a material adverse impact on the business or operation Buyer or the business conducted by the Group. The indemnified party shall cooperate with the indemnifying party and shall be entitled to participate in the defense of any claim with its own counsel and at its own expense.

               (c) (i) If the indemnifying party does not give written notice to the indemnified party within 30 days after receipt of the notice from the indemnified party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 9.4(c)(ii) of the Share Agreement shall govern.

                  (ii) The indemnified party may, at the indemnifying party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the indemnified party), select counsel, who shall be reasonably satisfactory to the indemnifying party in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnified party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the indemnified party.

         1.4.1. Notwithstanding Article 8.3 and 8.4 of the Share Agreement, the limitations therein shall not apply to Sellers' indemnification for any inaccuracy in the representation given by the Sellers in Article 5 of the Share Agreement.

         1.5 At Closing, the Sellers shall pledge Share Consideration equal to 15% of the Purchase Price to Buyer as a mechanism to satisfy potential claims for indemnification by Astea and its affiliates under Article 9 of the Share Agreement and this Exhibit B (the "HOLDBACK SHARES"). Any liability of the Sellers for indemnification for Losses under the Share Agreement and this Exhibit B shall be satisfied, first, from Holdback Shares pursuant to a setoff under Article 9.6 of the Share Agreement and this Section of Exhibit B, second, to the extent the Holdback Shares are insufficient to satisfy such liability for Losses in full, from the other Share Consideration issued to the Sellers under the Share

Agreement, or the proceeds from any disposition thereof, as the Sellers may elect in writing.

         1.5.1 The Holdback Shares shall be deemed as of the Closing Date to be pledged by the Sellers to, and shall be held by, Escrow Agent pursuant to the Escrow Agreement. The Sellers shall deliver to Buyer at the Closing appropriate stock powers endorsed in blank and such other documentation as Buyer may reasonably prescribe to pledge the Holdback Shares to the Escrow Agent. So long as any Holdback Shares are held by Escrow Agent hereunder, Buyer shall have, and the Sellers hereby grant, effective as of the Closing Date, a perfected Lien in such Holdback Shares to secure payment of amounts payable by the Sellers in respect of indemnification Claims under Article 9 of the Share Agreement.

         1.5.2 The Escrow Agent shall hold the Holdback Shares in accordance with the Share Agreement and this Exhibit B and shall transfer the Holdback Shares only as follows:

                  (a)   Holdback   Shares  shall  be  delivered  in  respect  of
indemnification Claims made on behalf of Astea or any Indemnified Party in accordance with the terms of the Share Agreement and this Exhibit B.

                  (b) (i) A transfer in accordance with Section 1.5.4 hereof;

                      (ii) Within five business days after April 30, 1997, upon the receipt by the Escrow Agent of joint written instructions from Astea and the Representative, the Escrow Agent will release from the Escrow Account and deliver to each Holder the LESSER of (A) fifty percent (50%) of such Holder's Escrow Shares then remaining in escrow (after subtracting all Escrow Shares previously released from escrow to satisfy indemnification claims pursuant to the Share Agreement and this Exhibit B) or (B) the number of Escrow Shares such that the Escrow Shares remaining in the Escrow Account after release of such Escrow Shares would equal the number of Escrow Shares (the "PENDING CLAIMS ESCROW SHARES") subject to possible release and delivery in accordance with this Exhibit B and the Share Agreement with respect to any then pending but unresolved Claims of Astea or any Indemnified Party, which pending or unresolved Claims expressly include, without limitation, (i) any Claims for which Astea has provided a written Notice of Claim to the Sellers but the Representative has not yet filed a written objection and the Response Period has not elapsed and (ii) all Open claims (as defined below); or

                      (iii) Within five business days after September 30, 1997, upon the receipt by the Escrow Agent of joint written instructions from Astea and the Representative, the Escrow Agent will release from the Escrow Account and deliver to each Holder the LESSER of (A) all of such Holder's Escrow Shares then remaining in the Escrow Account (after subtracting all Escrow Shares previously released from escrow pursuant to clause (i) of this Section or to satisfy indemnification claims pursuant to the

Share Agreement or this Exhibit B) or (B) the number of Escrow Shares such that the Escrow Shares remaining in the Escrow Account after release of such Escrow Shares would equal the Pending Claims Escrow Shares.

         1.5.2.1 Except as otherwise set forth in this Exhibit B, for purposes of the Share Agreement and this Agreement, the "HOLDBACK TERMINATION DATE" shall mean the date which is April 30, 1997, with respect to one-half of the Holdback Shares, and September 30, 1997, with respect to one-half of the Holdback Shares.

         1.5.3  The   procedure   for  payment  from  the  Holdback   Shares  of
indemnification amounts to which Astea or other Indemnified Parties may become entitled under this Section shall be as follows:

                  (a) Subject to the limitation that written notice of any Claim for indemnification hereunder must be given to the Sellers not later than the Holdback Termination Date, from time to time as Buyer determines that it or another indemnified party is entitled to an indemnification payment under
Article 9 of the Share Agreement, Buyer may give written notice of the Claim to the Sellers describing in such notice the nature of the Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof.

                  (b) If Buyer has not received written objection to a Claim in accordance with the preceding subparagraph (a) from Sellers representing at least a majority in interest of the Holdback Shares within 30 days after notice of such Claim is delivered (the "RESPONSE PERIOD"), the Claim stated in such notice shall be conclusively deemed to be approved by the Sellers, and Escrow Agent shall promptly thereafter transfer to the indemnified party from the Holdback Shares an amount of Holdback Shares equal in value to the amount of such Claim. The Holdback Shares to be transferred shall be rounded to the nearest whole share and shall be valued on the basis of the higher of the Closing Date Price or the last reported sale price of Astea's Common Stock on the Nasdaq National Market on the date the Notice of Claim was delivered.

                  (c) If within the Response Period Astea shall have received from the Sellers representing at least a majority in interest in the Holdback Shares, a written objection to the claim specifying the nature of and grounds for such objection, then such claim shall be deemed to be an "OPEN CLAIM," and Astea shall reserve within the Holdback Shares an amount of Holdback Shares equal to the amount of such Open Claim (which amount designated for each Open Claim is referred to herein as the "CLAIM RESERVE AMOUNT"). The number of Holdback Shares to be reserved shall be determined (rounded to the nearest whole share) by dividing the amount of the Open Claim by the higher of the Closing Date Price or the average of the last reported sale prices of Astea's Common Stock on the Nasdaq National Market over the 20 trading days preceding such written objection.

                  (d) The Claim Reserve Amount for each Open Claim shall be transferred by Astea from the Holdback Shares only in accordance with either (i) a mutual agreement among Astea and Sellers representing at least a majority in interest in all the Holdback Shares, which shall be memorialized in writing, or
(ii) a final and binding arbitration decision or order pertaining to the Open Claim.

         1.5.4 The Holdback Shares shall be held of record by the Sellers, who shall have full right of a shareholder including but not limited to the right to vote the Holdback Shares on all matters coming before the stockholders of Astea. In the event of any merger or recapitalization or similar transaction involving Astea prior to the time when all Holdback Shares have been transferred or released in accordance with the terms of Section 9.6 of the Share Agreement and
Section 1.5 of this Exhibit B, such Holdback Shares shall be converted or exchanged in accordance with such transaction in the same manner as other shares of Astea Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Holdback Shares and shall otherwise become subject to the Share Agreement and this Escrow Agreement in lieu of such shares of Astea Common Stock. If as a result of any such transaction the stockholders of the Buyer immediately before the transaction will not own in excess of 50% of the voting capital stock of Astea immediately after the transaction, the Holdback Termination Date shall be deemed to be the closing date of such transaction and the Holdback Shares shall be re-transferred to the Buyer or released to the Sellers, as the case may be, as provided herein.

         1.6 The indemnification provisions of Article 9 of the Share Agreement and this Exhibit B are the sole and exclusive remedy of any party to the Share Agreement or Escrow Agreement for a breach of any representation, warranty or covenant contained therein or herein, except with respect to any claim based on fraud in the inducement or a similar theory. Each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of the Escrow Agreement and to enforce specifically the Share Agreement and the Escrow Agreement and the terms and provisions thereof and hereof (including the indemnification provisions thereof and hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

         1.7 All of the representations and warranties of the parties hereto contained in the Share Agreement and the Escrow Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing; provided, however, if the damaged party knew or had reason to know of such a breach prior to the Closing and failed to object thereto in writing prior to the Closing, the damaged party shall not be entitled to indemnification under Article 9 of the Share Agreement except and only to the extent of the increase in damages beyond the amount known by the damaged party at the Closing) and continue in full force and effect until September 30, 1997. Any claims with respect to the foregoing must be asserted in writing with reasonable particularity by the party making such claim prior to the end of the period referenced above in order to perfect any right of indemnity, and the obligations of the indemnifying party with respect to such claims shall continue until such claims have been finally resolved.

         1.8 The respective covenants and agreements of the parties contained in the Share Agreement and the Escrow Agreement shall survive the Closing without limitation as to time.

         1.9 Notwithstanding anything herein to the contrary, this Exhibit B shall survive termination of the Escrow Agreement.

         1.10 The following provisions shall apply with respect to the assertion of claims and the indemnification provisions of Article 9 of the Share Agreement and this Exhibit B of the Sellers against Buyer or Buyer against the Sellers:

                  (a) If a claim is asserted by the Buyer against the Sellers the Buyer shall continue to hold in reserve the Holdback Shares until the rights of the Sellers and Buyer with respect thereto have been agreed upon between the Sellers and Buyer or until such matters are settled by arbitration.

                  (b) The Sellers and Buyer shall attempt promptly and in good faith to agree upon the rights of the parties with respect to each of such claims. If the Sellers and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the Holdback Shares shall be distributed or forfeited in accordance with the terms thereof.

                  (c) If no such agreement can be reached after good faith negotiation, either Buyer or the Sellers may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration.

         1.11 In no event shall the aggregate liability of the Sellers for indemnification hereunder and under the Share Agreement or otherwise arising out of or relating to this Agreement and the Share Agreement exceed the Share Consideration. In no event shall the aggregate liability of Buyer for indemnification hereunder and under the Share Agreement or otherwise arising out of or relating to this Agreement and the Share Agreement exceed the Share Consideration. The foregoing shall not limit any indemnification to which a Seller would be entitled as an officer or director of Buyer or a Group Company, unless any proceeding directly involves a matter for which indemnification is being specifically sought by Buyer against the Sellers pursuant to the terms of the Share Agreement and this Exhibit B and in such event only to the extent that Buyer is entitled to indemnification under Article 9 of the Share Agreement and this Exhibit B (except that expenses will not be advanced to the Sellers in any such matter for which Buyer is seeking indemnification until a final determination that the Sellers are not obligated to indemnify Buyer hereunder). Buyer shall have the right to recover the proceeds of any such Shares that are sold by Sellers to settle claims of indemnification. The limitation set forth in Article 9 of the Share Agreement and this Exhibit B shall not apply in the event that the Sellers' or Buyer's liability for indemnification, as the case may be, is based upon intentional misrepresentations or other fraudulent conduct.

         1.12 Any controversy or claim arising out of or relating to this Agreement, the breach hereof or the rights or liabilities of either party hereunder shall be referred to and finally settled by arbitration. The arbitral proceedings shall be held in Stockholm, Sweden, in accordance with Swedish law on arbitration as amended at the date of instigation of arbitral proceedings. The arbitration shall be conducted in the Swedish language but oral or written evidence may be presented in English. Sellers may only appear as one party and neither Seller may be represented other than jointly with the other Sellers. Sellers may elect only one single arbitrator to represent all Sellers jointly. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrators' ruling regarding legal fees shall be consistent with the rules and regulations of the Swedish Procedural Code.

                                    EXHIBIT C
                                    ---------
                                     Legends
                                     -------



                  FOR ESCROW SHARES ONLY:
                  -----------------------

                  "The securities evidenced by this certificate have been pledged to Astea International Inc. and are subject to restrictions on transfer pursuant to the terms of a certain Escrow Agreement dated as of June 28, 1996 by and among the holder of this certificate, Astea International Inc., and certain other parties thereto."


                  FOR ALL SHARES, INCLUDING ESCROW SHARES:
                  ----------------------------------------

                  "The shares represented by this certificate have been issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act. These shares may not be offered or sold within the United States or to, or for the account of a "U.S. Person" (as that term is defined in Regulation S) until after August 8, 1996. After such date, this legend shall have no further effect."